                                                                    EXHIBIT 10.8

                              CONSULTING AGREEMENT

               CONSULTING AGREEMENT made and entered into this 26th day of November, 1996 by and among Ambient Corporation, an Israeli company with offices at the Jerusalem Technological Park, Jerusalem (hereafter "Ambient" or the "Company") and Tekol Ltd., an Israeli company with offices at 396 Hazayit, Beit Aryeh, D.N. Modiin 71947 (hereafter the "Consultant").

                              W I T N E S S E T H:

               WHEREAS, the Company is in the business of marketing and developing smart card and various computer technologies;

               WHEREAS, the Company desires to engage the services of Consultant as a consultant for financial, technical and managerial affairs; and

               WHEREAS, Consultant represents that it has the requisite financial, technical and managerial skills to render the consulting services set forth herein:

               NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties, it is hereby agreed:

               1. Engagement. The Company hereby engages Consultant and the Consultant agrees to provide financial, technical and managerial consulting services to the Company as determined from time to time by the Board of Directors of the Company on the terms and conditions set forth herein.

               2.     Duties

                      2.1 Consultant agrees to provide advice and services to the Company regarding the Company's financial and technical operations of its research and development activities as determined from time to time by the Company's Board of Directors. Consultant shall devote no less than eight hours per week to the consulting services hereunder.

                      2.2 Consultant shall report regularly to the President of the Company with respect to Consultant's activities hereunder.

                      2.3 Without detracting from the obligations of section 2.1 supra.

                             Managerial duties shall include:

                           i)       overseeing administration of Company's
research and development project;

                          ii)       reporting in writing to the President of the
Company, on the first of every month, detailing the technological progress of the Company's research and development activities.

                             Financial duties shall include:

                           i)       overseeing the Company's applications
("Applications") for government grants and loans;

                          ii)       submitting and representing the Company's
applications to the following bodies for funding.

                             Office of the Chief Scientist

                             Ministry of Industry and Trade to obtain Approved
Enterprise status

               3.     Compensation

                      3.1 For services rendered hereunder, Consultant shall be entitled as a consulting fee to $1,000 per month, payable in installments at the end of each monthly period.

                      3.2 The Consultant shall be entitled as a finders fee at $6,000 USD

                      3.3 The Company shall reimburse Consultant for all actual costs and expenses incurred by Consultant in rendering the consulting services.

                      3.4 Payment of consulting fees and reimbursable costs and expenses shall be made only against delivery by Consultant to the Company of requisite tax receipts or other appropriate documentation thereof

                      3.5 Translations to Israeli currency shall be calculated on the basis of the representative rate of exchange published by a daily newspaper in Israel on the date of payment.

                      3.6 If as a result of any of the Applications the Company receives funding subject to the usual conditions, from a combination of any Applications which Consultant prepared and filed, within any 12 month period in the aggregate amount of at least:

                           i)  $100,000, then the Consultant shall be paid
$6,000.

                      3.7 Consultant (or entities consultant shall name) shall be issued 5% of the common shares of the company's parent corporation, Ambient Corporation, a Delaware corporation. The Consultant shall be obligated to obtain any governmental approvals necessary for issuing it such shares. Shares to be distributed to Consultant (or entities Consultant shall name) upon the signing of this Agreement.

               4.     Term & Termination

                      4.1 This Agreement shall commence on the date on which it shall have been duly executed by both of the parties hereto and continue for a period six months hereafter.

                      4.2 This Agreement shall terminate without any further action on the part of either party upon the occurrence of any of the following (hereafter, each being a "Termination Event"):

                           i)  the failure of Consultant for whatever reason to
submit any of the applications in accordance with section 2 hereof.

                          ii)  the commencement of an IPO by Ambient Corporation
or any affiliates thereof.

                         iii)  the failure of the Consultant to fulfill his
obligations as set forth in section 2 of this Agreement.

                          iv)  for justifiable cause (as hereinafter defined) as
determined by the Board of Directors of the Company.

                             4.2.1     The term "justifiable cause" shall mean
i) a serious breach of trust including but not limited to theft, embezzlement, self-dealing, prohibited disclosure to unauthorized persons or entities of a confidential or proprietary information of or relating to the Company and engaging by Consultant in any prohibited business competitive to the business of the Company and its subsidiaries or affiliated entities; or ii) any willful failure to perform competently any of the Consultant's functions or duties hereunder or other cause justifying termination or dismissal under applicable law.

                      4.3 Either party shall be entitled to terminate this Agreement upon breach of a material term thereof from the other party, upon receipt by the breaching party of written notice thereof from the other party, upon receipt by the breaching party of written notice from the other party, specifying in reasonable detail the basis of the breach within 15 days of notice from the other, then the Agreement shall continue in full force and effect.

                      4.4 Either party may terminate this Agreement forthwith, by notice, if the other is declared insolvent or bankrupt, or makes an assignment for the benefit of creditors, or shall have a receiver or trustee appointed for its business or property or is dissolved or liquidated or otherwise ceases business, and such declaration or execution, or appointment is not canceled within forty five (45) days.

                      4.5 Upon the occurrence of Termination Event, or upon either party's termination of the Agreement in accordance with subparagraphs 4.2, 4.3 and 4.4 above, Consultant shall retain its shares in Ambient Corporation.

                      4.6 Upon the termination, cancellation or expiration of this Agreement, neither party shall be responsible or liable to the other for consequential or incidental damages of any kind, provide, that, consultant shall subsequently be paid any sums which would have been paid to Consultant under section 3.5 as if this Agreement remained in force for an additional one year period.

               5.     Non-competition

                      5.1 Consultant agrees and undertakes that for so long as this Agreement is in effect and for a one (1) year period following termination or expiration of this Agreement with the Company for whatever reason, directly or indirectly as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licenser, Consultant in any capacity whatsoever shall not engage in, become financially interested in, be employed by or have any connections with, any business or venture that is engaged in any activities or venture that is engaged in any activities involving either (i) products similar or related to actual products then designed or produced by the Company or any of its subsidiaries or affiliates; or (ii) information, processes, technology or equipment that is similar or related to information, processes, technology or equipment in which the Company or any the subsidiaries or affiliates then has a proprietary interest in any geographic area where, during the time of engagement, such business of the Company or any of its' subsidiaries or any of its affiliates being or had been conducted; provided, however, that Consultant may own any securities of any corporation which is engaged in any business and is publicly owned and traded but in an amount not to exceed at any one time five percent of any class of stock or securities of such company, so long as it has no active role in the publicly owned or traded company as director, employee, consultant or otherwise.

                      5.2 If any one or more terms contained in this paragraph 5 shall for any reason be held to be excessively broad with regard to time, geographic scope or activity, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

               6.     Proprietary Information

                      6.1 Consultant acknowledges and agrees that the Company possesses and will continue to possess information and technology that has been created, discovered or developed, or has otherwise become known to the Company in the field of Smart Card technology, including without limitation, information, and technology which has been assigned or otherwise conveyed to the Company, which information or technology has commercial value in the business in which the Company is engaged. Such information, whether documentary, oral or computer generated, shall be deemed to be and is referred to as "proprietary information", which by way of illustration but not limitation, shall include trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques, products (actual or planned), marketing plan forecasts and customer lists.

                      6.2 Proprietary information deemed to include any and all proprietary information disclosed by or on behalf of the Company, irrespective of from what source, excluding information that (i) shall have become a part of the public knowledge not as a result of the breach of this Agreement by Consultant; (ii) shall have been received by Consultant from a third party having no obligation to the Company; (iii) reflects general skills and experience gained during Consultant's engagement by the Company; or (iv) reflects data and information generally known within the industries or trades in which the Company competes.

                      6.3 Consultant agrees that all proprietary information, patents and other rights in connection therewith shall be the sole property of the Company and its' assignees at all times, both during the engagement by the Company and after its' termination. Consultant shall keep in confidence and trust all proprietary information or anything relating to it without the written consent of the Company except as may be necessary in the ordinary course of performing Consultant's duties as Consultant to the Company.

                      6.4 Consultant's undertakings under this section shall remain in full force and effect for two (2) years following the termination of this Agreement or any renewal thereof.

               7. Warranty. Consultant represents and warrants that on date hereof it is free to be engaged by the Company upon the terms contained in this Agreement and that there are no agreements or arrangements restricting full performance of Consultant's duties hereunder. The Company represents and warrants that it is free to engage the Consultant upon the terms contained in this Agreement and there are no agreements or arrangements restricting full performance of the Company's duties hereunder. Ambient Corporation represents and warrants that it is free to enter into this Agreement and that there are no agreements restricting full performance of Ambient's duties hereunder.

               8. Forced Transfer of Shares. In the event of Ambient Corporation, or a wholly owned subsidiary thereof, shall undertake an initial public offering of its equity shares to the public on a recognized stock exchange (the "IPO"), then, prior to the consummation of the IPO, the shares of Ambient Corporation held by Consultant shall be exchanged for the market value equivalent of shares of the entity for which the IPO is undertaken whereupon this Agreement shall automatically terminate, and Consultant shall take all actions and sign any instrument reasonably requested to by Ambient Corporation, Inc. in order to effect such the IPO share exchange.

               9.     Force Majeure

                      9.1 No liability shall result to any Party due to delay in performance caused by circumstances beyond the reasonable control of the party affected, including, but not limited to acts of God, flood, war, terrorism, embargo, accident, and governmental laws, or request, or any ruling of a court or tribunal;

                      9.2 Each party affected by an event of force majeure shall (a) promptly notify the other party hereto of the expected duration thereof, and its anticipated effect on the Party effected in terms of the performance required hereunder; and (b) make reasonable efforts to remedy any such event of force majeure. Performance that is delayed by any event of force majeure shall be extended for such time as the event shall continue.

               10.    General Provisions

                      10.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by a written instrument executed by both parties or their duly authorized representative.

                      10.2 No failure, delay or forbearance by a party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or non-performance by either party of any of the terms or conditions hereof.

                      10.3 If any term or provision of this Agreement shall be declared invalid, illegal or unenforceable, then such term or provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such term or provision and if such term or provision shall be unenforceable, such term or provision shall be severed and all remaining terms and provisions shall be unaffected and shall continue in full force and effect.

                      10.4 The terms and conditions of this Agreement supersede those of all previous agreements and arrangements, either written or oral between the Company and Consultant relating to the subject thereof.

                      10.5 Consultant acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has not authority in such capacity to bind or commit the Company by or to any contract or otherwise. Consultant is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

                      10.6 This Agreement is Personal to Consultant, and Consultant shall not assign or delegate its rights or duties to a third party, whether by contract, will or operation of law, without the Company's prior written consent.

                      10.7 Each notice and/or demand given by one party pursuant to this Agreement shall be given in writing and shall be sent by registered mail to the other party at its designated address and such notice and/or demand shall be deemed given at the expiration of seven (7) days from the date of mailing by registered mail or immediately if delivered by hand. Delivery by facsimile and other electronic communication shall be sufficient and be deemed to have occurred upon electronic confirmation of the receipt.

                      10.8 This Agreement shall be interpreted, construed and governed in accordance with the law of the State of New York.



               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       AMBIENT CORPORATION




                                       By:         /s/ Jacob Davidson
                                         _______________________________________
                                          Jacob Davidson



                                       TEKOL LTD.




                                       By:         /s/ Yuli Kasharovsky
                                         _______________________________________
                                          Yuli Kosharovsky



November 26, 1996